TherapeuticsMD, Inc. 8-K

Exhibit 10.0

THERAPEUTICSMD, INC.
NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (this “Agreement”) is made by and among TherapeuticsMD, Inc., a Nevada corporation (the “Company”), and each of Plato & Associates, Inc., a Missouri limited liability company and Steven G. Johnson, a resident of Texas (collectively known as the “Purchasers” or individually as each “Purchaser”).

                1.         THE NOTES AND WARRANTS.

1.1 Authorization of the Notes and Warrants. The Company has authorized the sale and issuance of secured promissory notes (the “Notes”) in the aggregate amount of $2,715,124 and common stock purchase warrants (the “Warrants”) to purchase an aggregate of 9,000,000 shares of the Company’s Common Stock (the “Shares”). The Notes shall be substantially in the form attached hereto as Exhibit A and the Warrants shall be substantially in the form attached hereto as Exhibit B.

1.2 Purchase and Sale of the Notes and Warrants.

(a) Purchase and Sales of Notes and Warrants.

(i)         Purchase of Notes. Each Purchaser agrees to purchase, and the Company agrees to, severally and not jointly, sell and issue to each Purchaser, a Note in the principal amount set forth opposite each Purchaser’s name on the signature page attached hereto. The Notes shall be due twenty-four months from the date of issuance (the “Maturity Date”).

(ii)        Purchase Price. The purchase price for the Notes and Warrants to be purchased by the Purchasers hereunder shall be set forth on Schedule I attached hereto (the “Purchase Price”).

(iii)       Purchase of Warrants. As an inducement for the Purchasers to lend additional funds to the Company as outlined herein on Schedule I, and for the Purchaser’s leniency to, in essence, extend the maturity date of the Prior Notes for an additional twenty-four month period, the Purchasers, and/or assigns, will receive a Warrant(s) to purchase an aggregate of 9,000,000 Shares. The Warrant(s) shall terminate on the date that is five (5) years from the date of the issuance of the Notes and shall have an exercise price of $0.38 per share.

(iv)       Security. In order to induce each Purchaser to extend the credit evidenced by the Notes, the Company has agreed to enter into a Security Agreement of even date herewith and to grant Collateral Agent, for the benefit of itself and the Purchasers, the security interest in the Collateral described in the Security Agreement in the form attached hereto as Exhibit C.

(v)        Closing. The purchase and sale of the Notes and Warrants shall take place at the offices of the Company at such time and place as the Company and the Purchasers shall mutually agree upon, orally or in writing.

(b) Form of Payment. At Closing, each Purchaser shall pay the respective Purchase Price to the Company by check payable to the Company or by wire transfer of immediately available funds (or any combination thereof), and the Company shall deliver to each Purchaser a Note in a principal amount equal to the respective Purchase Price, together with such Warrants issued per the Purchaser’s instructions.

This Agreement, the Notes, the Warrants, Security Agreement and the other documents delivered in connection with this Agreement, are referred to hereinafter as the “Transaction Documents”).

2.          REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Purchasers as follows:

2.1 Organization and Standing. The Company is a Nevada corporation duly organized and validly existing under, and by virtue of, the laws of the State of Nevada and is in good standing under such laws.

2.2 Power. The Company has all requisite legal power and authority (i) to own and operate its properties and assets and to carry on its business, (ii) to execute and deliver the Transaction Documents, (iii) to sell and issue the Notes and Warrants and (iv) to carry out and perform the provisions of the Transaction Documents.

2.3 Authorization. All necessary action on the part of the Company, its officers, and directors necessary for the authorization, execution, and delivery of the Transaction Documents, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance, sale and delivery of the Notes and Warrants have been taken or will be taken at or prior to the Closing. This Agreement constitutes, and each Note and Warrant, when executed and delivered by the Company, will constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.          REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser hereby represents and warrants to the Company, severally and not jointly, as of the applicable closing date, as follows:

3.1 Binding Obligation. All action on the part of the Purchaser for the authorization, execution, delivery and performance by the Purchaser of this Agreement has been taken, and this Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.2 Accredited Investor. The Purchaser is an accredited investor within the meaning of Rule 501 of Regulation D prescribed by the Securities and Exchange Commission pursuant to the Securities Act. If other than an individual, the Purchaser also represents the Purchaser has not been organized for the specific purpose of acquiring the Note(s).

3.3 Investment Experience. The Purchaser acknowledges that he is able to fend for himself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of the investment in the Underlying Securities.

3.4 Investment Intent. The Purchaser is acquiring the Note for investment for the Purchaser’s own account and not with a view to, or for resale in connection with, any distribution thereof. The Purchaser understands that the neither the Note or the Shares have been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act that depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

3.5 Rule 144. The Purchaser acknowledges that the Note and Warrant(s), and upon exercise of the Warrant(s), the Shares, must be held until subsequently registered under the Securities Act or unless an exemption from such registration is available. The Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions.

3.6 Information. The Purchaser believes he has received all the information he considers necessary or appropriate for deciding whether to purchase the Note and Warrant(s). The Purchaser further represents that such Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Note and Warrant(s) and the business, properties, prospects and financial condition of the Company.

4.          MISCELLANEOUS.

4.1 Waivers and Amendments. This Agreement and the obligations of the Company and the rights of the Purchasers under this Agreement, the Notes and Warrants may be amended, waived, discharged or terminated (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) with the written consent of the Company and the Purchasers.

4.2 Governing Law; Venue. This agreement shall be governed in all respects by the laws of the State of Nevada. Each of the parties hereto hereby consents to the exclusive jurisdiction of: (i) any state courts of the state of Florida and (ii) any federal court located in the state of Florida, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of, or in connection with, this agreement or any of the transactions contemplated hereby. Each party hereby expressly waives any and all rights to bring any suit, action or other proceeding in or before any court or tribunal other than those located in the state of Florida. In addition, each of the parties consent to the service of process by personal service or any manner in which notices may be delivered hereunder in accordance with this agreement.

4.3 Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be delivered personally by hand or by courier, mailed by United States first-class mail, postage prepaid, sent by facsimile or sent by electronic mail directed (a) if to a Purchaser, at such Purchaser’s address, facsimile number or electronic mail address set forth on Schedule A hereto, or at such other address, facsimile number or electronic mail address as such Purchaser may designate by ten (10) days’ advance written notice to the Company or (b) if to the Company, to its address, facsimile number or electronic mail set forth on its signature page to this Agreement and directed to the attention of the Chief Executive Officer, or at such other address, facsimile number or electronic mail as the Company may designate by ten (10) days’ advance written notice to the Purchasers. All such notices and other communications shall be effective or deemed given upon personal delivery, on the date of mailing, upon confirmation of facsimile transfer or upon delivery to electronic mail address set forth on Schedule A hereto opposite the recipient’s name.

4.4 Purchasers Acting Independently». Each Purchaser enters into this Agreement independently of the other Purchaser and has negotiated separately with the Company. The Purchasers should not be treated as a single group.

4.5  Entire Agreement. This Agreement (including the schedules and exhibits attached hereto) and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

4.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

4.7 Successors and Assigns. Except as otherwise expressly provided in this Agreement or the Notes, the provisions of this Agreement and the Notes shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

4.8 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to the Investor, upon any breach or default of the Company under this Agreement shall impair any such right, power, or remedy of the Investor nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. All remedies, either under this Agreement or by law or otherwise afforded to the Investors, shall be cumulative and not alternative.

4.9 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

4.10 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

4.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

4.12 Construction. The language used in this Agreement and the Notes will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

4.13 Other Interpretive Provisions. References in this Agreement and each of the other Transaction Documents to any document, instrument or agreement (a) includes all exhibits, schedules and other attachments thereto, (b) includes all documents, instruments or agreements issued or executed in replacement thereof, and (c) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement or any other Transaction Document refer to this Agreement or such other Transaction Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Transaction Document, as the case may be. The words “include” and “including” and words of similar import when used in this Agreement or any other Transaction Document shall not be construed to be limiting or exclusive.

4.14 Termination of Notes Upon Payment. Upon payment in full of any Note outstanding issued pursuant to this Agreement, such Note shall automatically be terminated and the Company shall be forever released from any and all of its obligations and liabilities under each such Note.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year below.

Dated: February 24, 2012		THERAPEUTICSMD, INC.

	By:	/s/ Robert Finizio
Robert Finizio
Chief Executive Officer

Address:
TherapeuticsMD, Inc.
951 Broken Sound Parkway
Suite 320
Boca Raton, FL 33487

Purchasers:

Principal Amount of Note: $1,358,014	STEVEN G. JOHNSON

Dated: February 24, 2012	By:	/s/ Steven G. Johnson
Steven G. Johnson, an individual

Address:
804 Tree Haven Court
Highland Village, TX 75077
E-Mail: worksteve@aol.com

Principal Amount of Note: $1,357,110		PLATO & ASSOCIATES, LLC

Dated: February 24, 2012	By:	/s/ Robert J. Smith
Robert J. Smith, Sole Member

Address:
13652 Fiddlesticks Blvd.
Suite 202-324
ft. myers, fl 33912
E-Mail: rjsmith@usa.com

SCHEDULE I

PURCHASE PRICE FOR NOTES AND WARRANTS

Steven G. Johnson

Purchase Price is $1,358,014 paid as follows:

(a)	Cash in the amount of $500,000

(b)	Exchange of principle and interest (due through February 24, 2012) under certain promissory notes as follows:

•	Note dated June 13, 2011 totaling $362
•	Note dated November 18, 2011 totaling $101,611
•	Note dated December 7, 2011 totaling $151,948
•	Note dated December 22, 2011 totaling $101,052
•	Note dated December 30, 2011 totaling $100,921
•	Note dated January 11, 2012 totaling $100,723
•	Note dated January 18, 2012 totaling $100,608
•	Note dated January 31, 2012 totaling $200,789

Plato & Associates, LLC

Purchase Price is $1,357,110 paid as follows:

(c)	Cash in the amount of $500,000

(d)	Exchange of principle and interest (due through February 24, 2012) under certain promissory notes as follows:

•	Note dated June 13, 2011 totaling $33
•	Note dated November 18, 2011 totaling $101,611
•	Note dated December 7, 2011 totaling $151,948
•	Note dated December 22, 2011 totaling $101,052
•	Note dated January 11, 2012 totaling $100,723
•	Note dated January 18, 2012 totaling $100,608
•	Note dated February 1, 2012 totaling $301,135

EXHIBIT A

FORM OF SECURED PROMISSORY NOTE

EXHIBIT B

FORM OF WARRANT

EXHIBIT C

SECURITY AGREEMENT